EXHIBIT 21.1

List of Subsidiaries or Other Related Entities of the Company

Name                                Where Incorporated
Cheniere Chile SpA                            Chile
Cheniere Corpus Christi Pipeline, L.P.                Delaware
Cheniere Creole Trail Pipeline, L.P.                     Delaware
Cheniere Development, Inc.                         Delaware
Cheniere Energy Investments, LLC                     Delaware
Cheniere Energy Operating Co., Inc.                     Delaware
Cheniere Energy Partners GP, LLC                     Delaware
Cheniere Energy Partners LP Holdings, LLC                 Delaware
Cheniere Energy Partners, L.P.                     Delaware
Cheniere Energy Shared Services, Inc.                 Delaware
Cheniere Energy Shared Services Holdings, LLC             Delaware
Cheniere Field Services, LLC                     Delaware
Cheniere GP Holding Company, LLC                 Delaware
Cheniere International Investments, B.V.                 The Netherlands
Cheniere International Investments, S.à.r.l                 Luxembourg
Cheniere International Investments Holdings, S.à.r.l            Luxembourg
Cheniere LNG International S.A.R.L.                    Switzerland
Cheniere LNG O&M Services, LLC                    Delaware
Cheniere LNG Services S.A.R.L.                     France
Cheniere LNG Terminals, LLC                     Delaware
Cheniere Marketing International, LLP                 United Kingdom
Cheniere Marketing, LLC                         Delaware
Cheniere Marketing, Ltd.                         United Kingdom
Cheniere Midstream Holdings, Inc.                     Delaware
Cheniere Midstream Services, LLC                     Delaware
Cheniere Natural Gas Liquids, LLC                     Delaware
Cheniere NGL Pipeline, LLC                     Delaware
Cheniere Pipeline GP Interests, LLC                     Delaware
Cheniere Pipeline Holdings, LLC                     Delaware
Cheniere Southern Trail GP, Inc.                     Delaware
Cheniere Southern Trail Pipeline, L.P.                 Delaware
Cheniere Supply & Marketing, Inc.                     Delaware
Concepción LNG Holding SpA                     Chile
Corpus Christi Liquefaction, LLC                     Delaware
Corpus Christi LNG, LLC                         Delaware

CQH Holdings Company, LLC                     Delaware
Creole Trail GP, Inc.                         Delaware
Creole Trail LNG, L.P.                         Delaware
Frontera Pipeline, LLC                         Delaware
Marea Associates, L.P.                         Delaware
Marea GP, LLC                             Delaware
Nordheim Eagle Ford Gathering, LLC                 Delaware
Sabine Pass Liquefaction Expansion, LLC                 Delaware
Sabine Pass Liquefaction, LLC                     Delaware
Sabine Pass LNG-GP, LLC                         Delaware
Sabine Pass LNG-LP, LLC                         Delaware
Sabine Pass LNG, L.P.                         Delaware
Sabine Pass Tug Services, LLC                     Delaware
Sonora Pipeline, LLC                         Delaware
Terranova Energia S. de R.L. de C.V.                     Mexico